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                                                                   EXHIBIT 10.32

          DEFERRED STOCK AGREEMENT

          AGREEMENT, dated as of December 29, 2000, by and between Vornado Realty Trust, a Maryland real estate investment trust (the "Company") and Melvyn
H. Blum (the "Executive"),

          WHEREAS, the Executive and the Company desire to enter into an agreement setting forth the terms under which the Executive will surrender certain restricted stock granted to Executive pursuant to the Executive's employment agreement, dated as of January 22, 2000, by and between the Company and the Executive (the "Employment Agreement") in exchange for the Company's promise to pay him stock in the future as set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Executive and the Company agree as follows:

          1. CANCELLATION OF RESTRICTED STOCK AND PAYMENT OF DEFERRED STOCK. The Executive hereby surrenders all of his rights, title and interest to the 148,148 shares of the Company's common shares of beneficial interest (the "Stock") granted to the Executive under Section 5(b) of the Employment Agreement. The Company agrees to pay the Executive 148,148 shares of Stock, together with such additional amounts as promised herein, at such time or times and subject to the terms and conditions of this Agreement.

          2. STOCK UNIT ACCOUNT. The Company shall credit to a bookkeeping account (the "Account") maintained by the Company for the Executive's benefit 148,148 stock units, each of which shall be deemed to be the equivalent of one share of Stock (the "Stock Units"). One-fifth of the Stock Units will vest on January 22, 2001, and an additional one-fifth of the Stock Units shall vest on each of the next four anniversaries of such date, provided that Executive remains an employee of the Company on each such date. The Executive shall be fully vested in all of the Stock Units in the event of the termination of his employment by the Company without Cause or by the Executive for Good Reason (as such terms are defined in the Employment Agreement).

          The Company agrees that whenever any dividend is declared on the Stock, it will pay to the Executive in cash, on the date such dividend is paid, an amount per vested Stock Unit held in the Account as of the record date for such dividend equal to the amount per share of Stock paid by the Company to the holders of record of the Stock.

          3. PAYMENT OF THE ACCOUNT. Except as otherwise provided in this Agreement, the Company shall pay to the Executive on each of January 22, 2003,

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January 22, 2004 and January 22, 2005 (each, a "Payment Date") that number of shares of Stock which is equal to the number of vested Stock Units then credited to his Account. Notwithstanding the foregoing, upon the Executive's termination of employment by the Company for Cause (as defined in the Employment Agreement) prior to January 22, 2005, the Company shall pay to the Executive that number of shares of Stock which is equal to the number of vested Stock Units credited to his Account, in a lump sum within 10 business days following such termination.

          4. FORM OF PAYMENT. Payments pursuant to the first sentence of Section 3 shall be made by the Company in a lump sum to the Executive as soon as practicable after the Payment Date, but in no case more than 10 business days after the Payment Date. The Executive may elect to change (i) the form of payment (to a lump sum or up to 10 equal annual installments) or (ii) the Payment Date to a later (but not an earlier) Payment Date, provided that any such election is made prior to the beginning of the year before the year in which the Payment Date then in effect would occur.

          The Company agrees that at no cost to the Executive it will have an effective registration statement covering the number of shares of Stock equal to the Stock Units credited to his Account no later than January 22, 2003 (either separately in favor of the Executive, or covering the Executive and other persons) and that it will keep such registration statement effective until all such shares (i) have been sold or otherwise transferred by the Executive, (ii) cease to become payable due to the forfeiture of Stock Units as a result of the Executive's termination of employment or (iii) have become eligible for sale pursuant to Rule 144(k) of the Securities Act of 1933 (or any similar provision then in force).

          5. BENEFICIARY. In the event of the Executive's death prior to the payment with respect to all of the vested Stock Units credited to his Account, the remaining payments shall be made to the last beneficiary designated in writing which is received by the Company prior to the Executive's death or, if no designated beneficiary survives the Executive, such payments shall be made in a lump sum to the Executive's estate.

          6. SOURCE OF PAYMENTS. The Executive's right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Executive has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account on any required payment due. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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          7. NONTRANSFERABILITY. This Agreement shall not be assignable or transferable by the Executive (otherwise than by will or the laws of descent and distribution) or by the Company (other than to successors of the Company) and no amounts deferred under this Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

          8. NO RIGHT TO EMPLOYMENT. Nothing in this Agreement shall confer upon Executive the right to remain in employment with the Company.

          9. ENTIRE AGREEMENT. This Agreement and the Employment Agreement contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.

          10. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

          11. NOTICES. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

          To the Executive:

          Melvyn H. Blum
          One Central Park West
          Apt. 27G
          New York, New York 10023

          To the Company:

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          Vornado Realty Trust
          888 Seventh Avenue,
          New York, New York 10019
          Attention:  Corporate Secretary

          Any notice delivered personally or by courier under this Section 12 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

          12. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

          13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and upon the Executive's beneficiaries, legal representatives or estate, as the case may be.

          14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          15. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

          16. HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

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          17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   VORNADO REALTY TRUST


                                   By: /s/ Irwin Goldberg
                                       -----------------------
                                       Irwin Goldberg

                                       /s/ Melvyn H. Blum
                                       -----------------------
                                       Melvyn H. Blum

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